As filed with the Securities and Exchange Commission on April 27, 2012

No. 333-180605

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GORDMANS STORES, INC.

(Exact name of registrant as specified in its charter)

Delaware	26-3171987
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

12100 West Center Road

Omaha, Nebraska 68144

(402) 691-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeffrey J. Gordman

Chief Executive Officer, President and Secretary

Gordmans Stores, Inc.

12100 West Center Road

Omaha, Nebraska 68144

(402) 691-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Gerald T. Nowak, P.C.

Kirkland & Ellis LLP

300 North LaSalle

Chicago, Illinois 60654

(312) 862-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We and the selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not the solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS

Subject to completion, dated April 27, 2012.

13,545,943 Shares

GORDMANS STORES, INC.

Common Stock

We may offer, from time to time, up to 200,000 shares of our common stock, and the selling stockholders named in this prospectus may offer, from time to time, up to an additional 13,345,943 shares of our common stock. Unless otherwise provided in the applicable prospectus supplement, we intend to use net proceeds from the sale of shares of common stock by us to pay fees and expenses incurred in connection with any offering conducted pursuant to this prospectus. We will use any remaining net proceeds to us for working capital and general corporate purposes. We will not receive any proceeds from the sale of shares of common stock offered by the selling stockholders. We will bear a portion of the expenses of the offering of common stock, except that, the selling stockholders will pay any applicable underwriting fees, discounts or commissions and certain transfer taxes with respect to their shares of common stock.

Our registration of the shares of common stock covered by this prospectus does not mean that we or the selling stockholders will offer or sell any of the shares. We and/or the selling stockholders may sell the shares of common stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how we and/or the selling stockholders may sell our respective shares in the section entitled “Plan of Distribution” beginning on page 6.

Our common stock is traded on the NASDAQ Global Select Market under the symbol “GMAN.” On April 25, 2012 the last reported sale price of our common stock on the NASDAQ Global Select Market was $20.86 per share.

Investing in our common stock involves risks that are described in the “Risk Factors” section beginning on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2012

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the “Commission” or the “SEC,” using a “shelf” registration process. Specific information about the terms of an offering will be included in a prospectus or a prospectus supplement relating to each offering of shares. The prospectus supplement may also add, update or change information included in this prospectus. You should read both this prospectus and any applicable prospectus supplement, together with additional information described below under the caption “Where You Can Find More Information” and “Incorporation by Reference of Certain Documents.” You should also carefully consider, among other things, the matters discussed in the section entitled “Risk Factors.”

We are responsible for the information contained and incorporated by reference in this prospectus, any applicable prospectus supplements and any related free writing prospectus we prepare or authorize. Neither we, the selling stockholders nor any underwriter has authorized anyone to provide information different from that contained in this prospectus and the documents incorporated by reference herein.

The information contained in this prospectus, in any prospectus supplement or in any document incorporated by reference is accurate only as of its date, regardless of the time of delivery of this prospectus or any sale of common stock.

This prospectus is not an offer to sell or solicitation of an offer to buy these shares of common stock in any circumstances under which or jurisdiction in which the offer or solicitation is unlawful.

Unless the context otherwise indicates, the terms “Gordmans,” “Company,” “we,” “us,” and “our” as used in this prospectus refer to Gordmans Stores, Inc. and its subsidiaries. Unless the context otherwise indicates, the phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement(s).

ii

OUR COMPANY

Gordmans is an everyday value price department store retailer featuring a large selection of the latest brands, fashions and styles at up to 60% off department and specialty store prices every day in a fun, easy-to-shop environment. Our merchandise assortment includes apparel for all ages, accessories (including fragrances), footwear, and home fashions. Within apparel, we offer young men’s, men’s, junior’s, women’s, team, plus sizes, maternity and children’s clothing, which includes offerings for infants, toddlers, boys and girls. Our accessories business includes designer and mass fragrances, intimate apparel, handbags, sunglasses, fashion jewelry, legwear and sleepwear. Our home fashions business includes wall art, photo frames, accent furniture, accent lighting, candles, ceramics, vases, seasonal décor, floral and garden, gourmet food and candy, toys, luggage, pet accessories, housewares, decorative pillows, fashion rugs, bedding and bath. As of April 1, 2012, we operated 78 stores under the trade name “Gordmans” located in 46 markets across 18 states situated in a variety of shopping center formats, including regional enclosed shopping malls, lifestyle centers and power centers.

Our uniquely positioned business model is built to capitalize on what we believe is an underserved need in the marketplace for a large selection of high quality, fashionable merchandise at everyday big savings presented in a visually compelling and enjoyable shopping environment. While we technically compete within the off-price segment of the industry, we are actually a unique hybrid of specialty, department store, big box and off-price retailers. Our mission, “We will delight our guests with big savings, big selection and fun, friendly associates!” reflects our differentiated selling proposition, which is comprised of three elements: (i) savings of up to 60% off department and specialty store regular prices; (ii) a broad selection of fashion-oriented department and specialty store quality apparel, footwear, accessories (including fragrances), and home fashions; and (iii) a shopping experience that is designed to be infused with fun and entertainment and characterized by outstanding guest service in addition to well-organized, easy-to-shop stores. We believe that while other retailers may fare better than us on any one of our key elements of savings, selection or shopping experience, few, if any, attempt to optimize all three simultaneously to the same degree as we do.

We use a typical retail 52-53 week fiscal year ending on the Saturday closest to January 31. Fiscal years are identified according to the calendar year in which the year begins. For example, references to “2011,” “fiscal 2011,” “fiscal year 2011” or similar references refer to the fiscal year ended January 28, 2012.

Our corporate headquarters are located at 12100 West Center Road, Omaha, Nebraska 68144. Our telephone number is
(402) 691-4000. Our website address is www.gordmans.com. The information on our website is not part of this prospectus.

RISK FACTORS

Our business is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our most recent annual report on Form 10-K, as updated by our quarterly reports on Form 10-Q and other filings we make with the SEC. Our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks.

FORWARD-LOOKING STATEMENTS

This prospectus, any applicable prospectus supplement and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are based on current expectations, estimates, forecasts and projections about us, our future performance, our liquidity, the apparel industry, our beliefs and management’s assumptions. Words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely” and variations of such words and similar expressions are intended to identify such forward-looking statements. For example, all statements we make relating to our estimated and projected costs, expenditures, cash flows, growth rates and financial results, our plans and objectives for future operations, growth or initiatives, strategies, or the expected outcome or impact of pending or threatened litigation are forward-looking statements. All forward-looking statements speak only as of the date on which they are made. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions concerning future events that are difficult to predict. Therefore, actual future events or results may differ materially from these statements. We believe that the factors that could cause our actual results to differ materially include the factors that we describe under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended January 28, 2012, which is incorporated by reference. These factors, risks and uncertainties include, but are not limited to, the following:

•	changes in consumer spending and general economic conditions;

•	our ability to identify and respond to new and changing fashion trends, guest preferences and other related factors;

•	fluctuations in our sales and results of operations on a seasonal basis;

•	intense competition from other retailers;

•	our ability to maintain or improve levels of comparable store sales;

•	our successful implementation of advertising, marketing and promotional strategies;

•	termination of our license agreements;

•	our ability to obtain merchandise at acceptable prices;

•	shortages of inventory and harm to our reputation due to difficulties or shut-down of our distribution facilities;

•	our reliance upon independent third-party transportation providers for substantially all of our merchandise shipments;

•	our growth strategy;

•	our dependence on a strong brand image;

•	our leasing of substantial amounts of space;

•	the failure to find store associates that reflect our brand image and embody our culture;

•	our dependence upon key executive management;

•	our reliance on information systems;

•	system security risk issues that could disrupt our internal operations or information technology services;

•	changes in laws and regulations applicable to our business;

•	our inability to protect our trademarks or other intellectual property rights;

•	fluctuations in energy costs;

•	claims made against us resulting in litigation;

•	impairment on our long-lived assets;

•	unionization, work stoppages, slowdowns or increased labor costs;

•	our substantial lease obligations; and

•	restrictions imposed by our indebtedness on our current and future operations.

These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements included in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein. These risks and uncertainties, as well as other risks of which we are not aware or which we currently do not believe to be material, may cause our actual future results to be materially different than those expressed in our forward-looking statements. We caution you not to place undue reliance on these forward-looking statements. We do not undertake any obligation to make any revisions to these forward-looking statements to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events, except as required by law, including the securities laws of the United States and rules and regulations of the SEC.

USE OF PROCEEDS

Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from any sale of shares we offer under this prospectus primarily to pay for the fees and expenses we will incur in connection with any offering conducted using this prospectus. We will not receive any proceeds from the sale of shares of common stock offered by the selling stockholders under this prospectus.

SELLING STOCKHOLDERS

Beneficial Ownership

We may sell up to 200,000 shares of common stock and the selling stockholders may sell a total of up to an additional 13,345,943 shares of common stock under this prospectus.

The table below sets forth information regarding the beneficial ownership of our common stock by the selling stockholders as of March 31, 2012. The information regarding the selling stockholders’ beneficial ownership after the sales made pursuant to this prospectus assumes that all of the common stock subject to sale pursuant to this prospectus will have been sold. The common stock subject to sale by the selling stockholders pursuant to this prospectus may be offered from time to time, in whole or in part, by the selling stockholders.

	Shares Beneficially Owned Before Any Sale			Shares Subject to Sale Pursuant to this Prospectus	Shares Beneficially Owned After Sale of All Shares Subject to Sale Pursuant to this Prospectus
Name	Number	Percent		Number	Number	Percent
Sun Gordmans, LP (1)	13,330,248	69.0%		13,330,248	—	—%
H.I.G. Sun Partners, Inc.(2)	15,695		*	15,695	—	—%

*	Indicates less than one percent.
(1)	Sun Gordmans, LP (“Sun Gordmans”) is a wholly owned subsidiary of Sun Capital Partners V, L.P. (“Sun Partners V LP”). Messrs. Marc J. Leder and Rodger R. Krouse each own 50% of the membership interests in Sun Capital Partners V, Ltd. (“Sun Partners V Ltd”), which in turn is the general partner of Sun Capital Advisors V, L.P. (“Sun Advisors V”), which in turn is the general partner of Sun Partners V, LP. As a result, Messrs. Leder and Krouse, Sun Partners V Ltd, Sun Advisors V and Sun Partners V LP may be deemed to have indirect beneficial ownership of the securities owned directly by Sun Gordmans. Each of Messrs. Leder and Krouse, Sun Partners V Ltd, Sun Advisors V and Sun Partners V LP expressly disclaims beneficial ownership of any securities in which they do not have a pecuniary interest. The business address for Sun Gordmans is c/o Sun Capital Partners, LLC, 5200 Town Center Circle, Suite 600, Boca Raton, FL 33486.
(2)	Sun Gordmans has the power to vote the shares held by H.I.G. Sun Partners, Inc. (“HIG Sun Partners”). The business address for HIG Sun Partners is 1001 Brickell Bay Drive, 27th Floor, Miami, FL 33131.

Material Relationships

Sun Capital Consulting Agreement

On September 18, 2008, shareholders of Gordmans, Inc. sold 100% of the outstanding stock of Gordmans, Inc. to an affiliate of Sun Capital Partners, Inc. (the “Sun Capital Transaction”). In connection with the Sun Capital Transaction, we entered into a consulting agreement with Sun Capital Partners Management V, LLC (“Sun Capital Management”), an affiliate of Sun Capital Partners, Inc. (“Sun Capital”). Under the agreement, we reimbursed Sun Capital Management for reasonable out-of-pocket expenses incurred in connection with providing us consulting and advisory services and also paid an annual consulting fee equal to the greater of (1) $750,000 per fiscal year and (2) the lesser of (x) 8% of our EBITDA (as defined therein) and (y) $1.5 million per fiscal year. Upon the consummation of refinancings, restructurings, equity or debt offerings (including the issuance of our common stock in a public offering), dividends and distributions, repurchases of any of our securities, acquisitions, mergers, consolidations, business combinations, sales and divestitures, we were also required to pay Sun Capital Management a transaction fee in an amount equal to 1% of the aggregate value of any such transaction. During fiscal year 2010, we paid Sun Capital Management: (i) consulting fees of $1.5 million, (ii) transaction consulting fees of $0.2 million in connection with a dividend in June 2010, (iii) transaction consulting fees of $0.6 million in connection with our initial public offering and (iv) out-of-pocket expenses of $36 thousand under this consulting agreement. This consulting agreement was terminated in August 2010 in connection with our initial public offering, and we paid Sun Capital Management a termination fee of $7.5 million.

Sun Capital Services Agreement

In connection with our initial public offering, we entered into a services agreement with Sun Capital Management in August 2010 to (i) reimburse Sun Capital Management for out-of-pocket expenses incurred in providing consulting services to us and (ii) provide Sun Capital Management with customary indemnification for any such services. We reimbursed Sun Capital Management $44 thousand and $25 thousand in fiscal years 2011 and 2010, respectively, for expenses under this services agreement.

Securityholders’ Agreement

In connection with the Sun Capital Transaction, we entered into a securityholders’ agreement with our stockholders. The securityholders’ agreement was terminated in connection with the completion of our initial public offering in August 2010. Among other things, the securityholders’ agreement included the following terms:

Voting Agreement and Proxy. Each minority stockholder agreed to vote all of our securities owned by him, her or it in the manner specified by Sun Gordmans with respect to (i) any transfer of all or substantially all of our assets to an unaffiliated party, (ii) any acquisition, merger or consolidation involving an unaffiliated party, (iii) the election of the members of our board of directors (our “Board”) and (iv) any other matter on which the stockholders of a Delaware corporation generally have a right to vote or which was submitted to a vote of our stockholders. Each minority stockholder granted Sun Gordmans an irrevocable proxy in connection with such voting agreement.

Public Offering. Each minority stockholder agreed to vote for, consent to, and take all desirable actions in connection with such public offering.

Transfer Restrictions. Shares of our stock held by minority stockholders were subject to certain restrictions on transfer, including our option and the option of Sun Gordmans to purchase shares offered for sale.

Tag-Along Rights; Drag-Along Rights. Minority stockholders had “tag-along” rights and Sun Gordmans had “drag-along” rights.

Repurchase Options. We and Sun Gordmans had repurchase options under certain conditions, including upon an associate stockholder’s separation from us.

Registration Agreement

In connection with the Sun Capital Transaction, we entered into a registration agreement with Sun Gordmans and certain other investors identified on the signature pages thereto, including HIG Sun Partners, pursuant to which Sun Gordmans has the right, on an unlimited number of occasions, to demand that we register shares of our common stock under the Securities Act, subject to certain limitations. In addition, the parties thereto are entitled to piggyback registration rights with respect to the registration of shares of our common stock. In the event that we propose to register any shares under the Securities Act either for our own account or for the account of any of our stockholders, the parties thereto having piggyback registration rights are entitled to receive notice of such registration and to include additional shares of our common stock in any such registration, subject to customary cutbacks and other limitations.

These registration rights are subject to conditions and limitations, among them the right of the underwriters of an offering to limit the number of shares of our common stock held by such stockholders to be included in such registration. We are generally required to bear all expenses of such registration (other than underwriting discounts and commissions). We, Sun Gordmans and the other holders of securities with registration rights may not make any public sale or distribution (including sales pursuant to Rule 144) during the period commencing seven days before the effective date of such registration and ending 90 days thereafter, unless the underwriters managing the registered public offering otherwise agree. In connection with each of these registrations, we have agreed to indemnify the holders of registrable securities against certain liabilities under the Securities Act.

Amended and Restated Certificate of Incorporation

Our amended and restated certificate of incorporation provides that for so long as affiliates of Sun Capital own 30% or more of our outstanding shares of common stock, they have the right to designate a majority of our Board. For so long as Sun Capital has the right to designate a majority of our Board, the directors designated by affiliates of Sun Capital are expected to constitute a majority of each committee of our Board (other than the Audit Committee) and the chairman of each of the committees (other than the Audit Committee) is expected to be a director serving on such committee who is selected by affiliates of Sun Capital, provided that, at such time as we are not a “controlled company” under the NASDAQ Stock Market corporate governance standards, our committee membership will comply with all applicable requirements of those standards and a majority of our Board will be “independent directors,” as defined under the rules of the NASDAQ Stock Market.

Our amended and restated certificate of incorporation provides that the exclusive forum for certain actions shall be the Court of Chancery of the State of Delaware. Several lawsuits are currently challenging the validity of choice of forum provisions in certificates of incorporation. Although we have included a choice of forum clause in our amended and restated certification of incorporation, it is possible that a court could rule that such provision is inapplicable or unenforceable.

PLAN OF DISTRIBUTION

We are registering 200,000 shares of our common stock for possible sale by us and an additional 13,345,943 shares of our common stock for possible sale by the selling stockholders. Unless the context otherwise requires, as used in this prospectus, “selling stockholders” includes the selling stockholders named in the table above and donees, pledgees, transferees or other successors-in-interest selling shares received from the selling stockholders as a gift, pledge, partnership distribution or other transfer after the date of this prospectus.

We and/or the selling stockholders may offer and sell all or a portion of the shares covered by this prospectus from time to time, in one or more or any combination of the following transactions:

•	on the NASDAQ Global Select Market, in the over-the-counter market or on any other national securities exchange on which our shares are listed or traded;

•	in privately negotiated transactions;

•	in underwritten transactions;

•	in a block trade in which a broker-dealer will attempt to sell the offered shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;

•	in ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

•	through the writing of options (including put or call options), whether the options are listed on an options exchange or otherwise.

We and/or the selling stockholders may sell the shares at prices then prevailing or related to the then current market price or at negotiated prices. The offering price of the shares from time to time will be determined by us and/or the selling stockholders, as applicable, and, at the time of the determination, may be higher or lower than the market price of our common stock on the NASDAQ Global Select Market or any other exchange or market.

The shares may be sold directly or through broker-dealers acting as principal or agent, or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. We and/or the selling stockholders may also enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers of other financial institutions may engage in short sales of our common stock in the course of hedging the positions they assume with us or the selling stockholders, as applicable. We and/or the selling stockholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from us or the selling stockholders, as applicable, or from purchasers of the offered shares for whom they may act as agents. In addition, underwriters may sell the shares to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriters, dealers or agents participating in a distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the shares and any commissions received by broker-dealers may be deemed to be underwriting commissions under the Securities Act. The maximum compensation to be received by any member of the Financial Industry Regulatory Authority, Inc. in connection with any distribution of shares we are registering will not exceed 8% of the proceeds from any sale of such shares.

We and/or the selling stockholders may agree to indemnify an underwriter, broker-dealer or agent against certain liabilities related to the selling of the common stock, including liabilities arising under the Securities Act.

We will bear a portion of the expenses of the offering of common stock, except that the selling stockholders will pay any applicable underwriting fees, discounts or commissions and certain transfer taxes with respect to their shares of common stock.

We have not, and the selling stockholders have advised us that they have not, entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of shares. Upon entering into, or upon notification by the selling stockholders that they have entered into, any material arrangement with an underwriter or broker-dealer for the sale of shares through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing certain material information, including:

•	the name of the applicable seller;

•	the number of shares being offered;

•	the terms of the offering;

•	the names of the participating underwriters, broker-dealers or agents;

•	any discounts, commissions or other compensation paid to underwriters or broker-dealers and any discounts, commissions or concessions allowed or reallowed or paid by any underwriters to dealers;

•	the public offering price; and

•	other material terms of the offering.

In addition, upon being notified by the selling stockholders that a donee, pledgee, transferee or other successor-in-interest intends to sell more than 500 shares, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling stockholder.

We and the selling stockholders are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of common stock offered in this prospectus by the selling stockholders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of us, the selling stockholders and their affiliates.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. Instead of selling the shares of common stock under this prospectus, we and/or the selling stockholders may sell the shares of common stock in compliance with the provisions of Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act.

LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for us by Kirkland & Ellis LLP, Chicago, Illinois. Certain partners of Kirkland & Ellis LLP are members of a limited partnership that is an investor in one or more investment funds affiliated with Sun Capital. Kirkland & Ellis LLP represents entities affiliated with Sun Capital and its affiliates in connection with legal matters.

EXPERTS

The financial statements and schedules incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said reports.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the common stock offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the common stock offered by this prospectus, please see the registration statement and the exhibits filed with the registration statement. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act, and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the Public Reference Room and website of the SEC referred to above. We maintain a website at http://www.gordmans.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus, and you should not consider the contents of our website in making an investment decision with respect to our common stock.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

We are “incorporating by reference” specified documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus the documents listed below and any future filings (other than pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K) made with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, including filings made on or after the date hereof:

•	our Annual Report on Form 10-K for the fiscal year ended January 28, 2012 filed with the SEC on March 29, 2012;

•	our Current Report on Form 8-K/A filed with the SEC on April 26, 2012; and

•

the description of our capital stock, $0.001 par value per share, included under the caption “Description of Capital Stock” in the Prospectus forming a part of our Registration Statement on Form S-1, initially filed with the SEC on April 30, 2010 (Registration No. 333-166436), including exhibits, and as amended, which description has been incorporated by reference in Item 1 of our Registration Statement on Form 8-A filed with the SEC on August 4, 2010 (File No. 001-34842).

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Our Commission File Number is 001-34842.

Our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports, are available free of charge on our website at http://www.gordmans.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus. You may also obtain a copy of these filings at no cost by writing or telephoning us at the office of our Corporate Secretary, Gordmans Stores, Inc., 12100 West Center Road, Omaha, Nebraska 68144, (402) 691-4000.

Except for the documents incorporated by reference as noted above, we do not intend to incorporate into this prospectus any of the information included on our website.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth all estimated expenses to be paid solely by us in connection with the sale of the securities being registered hereunder.

SEC registration fee		$34,532
Legal fees and expenses		*
Accounting fees and expenses		*
Printing fees and expenses		*
Miscellaneous expenses		*
Total	$	*

*	These fees are calculated based upon the number of issuances in applicable offerings and amount of securities offered and, accordingly, cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

We are incorporated under the laws of the State of Delaware. Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our amended and restated certificate of incorporation provides for this limitation of liability.

Section 145 of the DGCL, or Section 145, provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

Our amended and restated bylaws provide that we must indemnify our directors and officers to the fullest extent authorized by the DGCL and must also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our amended and restated certificate of incorporation, our amended and restated bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

We maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.

In addition, a proposed form of purchase agreement or underwriting agreement filed as an exhibit in connection with an underwritten offering of the shares offered hereunder may provide for indemnification to our directors and officers by the underwriters against certain liabilities.

Item 16.	Exhibits

The list of exhibits in the Exhibit Index to this registration statement is incorporated herein by reference.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6.	That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

7.	That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment no. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Omaha, state of Nebraska, on April 27, 2012.

Gordmans Stores, Inc.

/s/ Michael D. James
Name: Michael D. James
Title: Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary (principal financial officer and principal accounting officer)

/s/ * Jeffrey J. Gordman	President, Chief Executive Officer, Secretary and Director (principal executive officer)	April 27, 2012

/s/ Michael D. James Michael D. James	Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary (principal financial officer and principal accounting officer)	April 27, 2012

/s/ * Thomas V. Taylor	Chairman of the Board of Directors	April 27, 2012

/s/ * Donald V. Roach	Director	April 27, 2012

/s/ * Stewart M. Kasen	Director	April 27, 2012

/s/ * James A. Shea	Director	April 27, 2012

/s/ * Kenneth I. Tuchman	Director	April 27, 2012

/s/ * Jason H. Neimark	Director	April 27, 2012

* /s/ Michael D. James By: Michael D. James Agent and attorney-in-fact

EXHIBIT INDEX

1.1†	Form of Underwriting Agreement

2.1**	Agreement and Plan of Merger among Midwest Shoppes Intermediate Holding Corp., Midwest Shoppes Integrated, Inc., Gordmans, Inc. and Jeffrey J. Gordman, dated as of September 5, 2008 (incorporated by reference to Exhibit 2.1 of Amendment #6 of our Registration Statement on Form S-1 filed on August 4, 2010, No. 333-166436)

3.1**	Amended and Restated Certificate of Incorporation of Gordmans Stores, Inc. (incorporated by reference to Exhibit 3.1 of Amendment #5 of our Registration Statement on Form S-1 filed on August 3, 2010, No. 333-166436)

3.2**	Amended and Restated Bylaws of Gordmans Stores, Inc. (incorporated by reference to Exhibit 3.2 of Amendment #5 of our Registration Statement on Form S-1 filed on August 3, 2010, No. 333-166436)

4.1**	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 of Amendment #4 of our Registration Statement on Form S-1 filed on August 2, 2010, No. 333-166436)

5.1**	Opinion of Kirkland & Ellis LLP

23.1*	Consent of Grant Thornton, LLP, independent registered public accounting firm

23.2**	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1)

24.1**	Powers of Attorney

†	To be filed, if necessary, after effectiveness of this registration statement by an amendment to the registration statement or incorporated by reference to a Current Report on Form 8-K filed in connection with an underwritten offering of the shares offered hereunder.
*	Filed herewith.
**	Previously filed.